The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on November 4, 2009.

This filing, including information included or incorporated by reference in this filing, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and we expect will continue to have, an adverse effect on our investments and our operating results, including causing significant reduction in the availability of financing to us and for refinancing to our borrowers, increases in payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments; adverse governmental or regulatory policies may be enacted; our current liquidity and our access to additional liquidity have been, and may continue to be, reduced by the reduced availability of short-term and long-term financing, including a significant curtailment in the market for securities issued in securitizations and in the market for our securities and a significant reduction of the availability of repurchase agreements, warehouse facilities and bank financing; payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations which reduces our liquidity; our ability to originate and finance investments has been, and may continue to be, decreased by our reduced access to liquidity; the fair value of our assets that we record at their fair value on our financial statements has declined, and may continue to decline, substantially, which has had a material adverse effect on our financial performance, and the fair value of our liabilities that we record at their fair value on our financial statements may increase, which may have a material adverse effect on our financial performance; payment defaults and other credit risks in our investment portfolio have substantially increased, and may continue to increase, in all categories of our investment portfolio, which has reduced, and may continue to reduce, our cash flow, net income and ability to make distributions: our investment portfolio may have material geographic, sector, property-type and sponsor concentrations which could be adversely affected by economic factors unique to such concentrations; our borrowing costs may increase relative to the interest received on our investments, thereby reducing our net investment income; our increased use of different methods of financing our investments from our historical methods may reduce our rate of return on our investments from historical levels; our financing arrangements contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our business, increase revenue and pay distributions to our shareholders; we and our subsidiary, Taberna Realty Finance Trust, or Taberna, may fail to maintain qualification as real estate investment trusts, or REITs; we and Taberna may fail to maintain exemptions under the Investment Company Act of 1940; management and other key personnel may be lost; our hedging transactions may not completely insulate us from interest rate risk, which could cause volatility in our earnings; and competition from other REITs and other specialty finance companies may increase.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this filing or the date of any document incorporated by reference in this filing. All subsequent written and oral forward-looking statements concerning the matters addressed in this filing and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav

RAIT Financial Trust — VP, Director Corporate Communications

Scott Schaeffer

RAIT Financial Trust — CEO

Jack Salmon

RAIT Financial Trust — CFO

CONFERENCE CALL PARTICIPANTS

Josh Barber

Stifel Nicolaus — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the third quarter 2009 RAIT Financial Trust earnings conference call. My name is Grace-Anne and I will be your coordinator for today. At this time all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of today’s conference. (OPERATOR INSTRUCTIONS.) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to Andres Viroslav, Vice President and Director of Corporate Communications. Please proceed, sir.

Andres Viroslav - RAIT Financial Trust — VP, Director Corporate Communications

Thank you, Grace-Anne, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s third quarter 2009 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer; Jack Salmon, Chief Financial Officer; and Rafi Licht, our Chief Operating Officer. This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website and telephonically beginning at approximately 1:00 P.M. Eastern Time today. The dial-in for the replay is 888-286-8010, with a confirmation code of 52282533.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations. Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information, and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com, under Investor Relations. RAIT’s other SEC filings are also available through this link. RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein, except as may be required by law.

Now I would like to turn the call over to RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you very much, Andres, and thank all of you for joining us this morning as we present RAIT’s third quarter 2009 results. 2009 continues to be a transitional year as we execute changes to our business model in response to changing market realities. We are building a vertically integrated commercial real estate platform with the capability to originate, invest, manage, service, trade, and advise on commercial real estate-related assets, including loans, securities, and properties. The platform enables RAIT to provide asset and collateral management services, not only to our legacy portfolios, but to new opportunities that exist in the market today. The market is still credit constrained. Lending activity in the commercial real estate sector has not restarted in any real sense. Broadly speaking, our borrowers, whether commercial real estate sponsors or public REITs, continue to experience a dearth of opportunities to increase income, borrow funds or sell assets at profitable levels. However, we believe RAIT is poised to take advantage of existing and future income opportunities.

We have announced the expansion of services offered by our broker-dealer, RAIT Securities, LLC, to include fixed income trading and commercial real estate advisory services. We have hired experienced professionals with a wide range of contacts to drive this business. During the quarter, we launched a commercial real estate advisory business to provide financial institutions and institutional investors with portfolio management services. These initiatives build on the knowledge and experience developed at RAIT during our 11 years of commercial real estate lending. These initiatives will require a relatively minimal cash investment while expanding our reach within the commercial real estate markets and diversifying our revenue streams in the future.

Through the acquisition of Jupiter Communities, our in-house property manager, and our existing rated primary loan servicer, we are pursuing ways to leverage our commercial real estate expertise and business relationships into new sources of revenue which arise from managing $10.3 billion of assets. The relationships we have formed through managing these assets have enabled Jupiter Communities to continue to grow its units under management and to increase its third-party management relationships. This strategy also enables us to control direct ownership of properties more effectively.

With management’s workout experience, in-house property management capabilities, and our existing long-term liabilities, we can be patient sellers in order to maximize value on our portfolio of directly owned commercial real estate. Where appropriate, we are actively looking at ways to enhance the performance of this portfolio through government-sponsored programs, green initiatives, and rent subsidy programs. Our goal is to build a portfolio that outperforms the market while we monitor the market for opportunities to sell or refinance these properties. During the third quarter, we took back four properties totaling $73 million of principal loan value into direct investments in real estate. At the end of the quarter, our investments in real estate totaled $645 million.

On the corporate level, we continue to de-leverage the balance sheet while our business operations evolve. The cumulative effect of previously announced transactions, including the sale of the residential mortgage portfolio, the deconsolidation of four Taberna securitizations, and the exchange of approximately $98 million of our senior convertible notes for secured debt, are fully incorporated in the third quarter financial results. We believe that one of the benefits of these transformative events will be less volatility in our financial results and more transparency in our financial statements, since we disposed of assets that require mark-to-market valuation or other temporary impairments unrelated to RAIT’s actual exposure to losses in these assets.

The $0.38 per share GAAP loss is indicative that we have reduced volatility and compares favorably to the $2.82 loss generated during the quarter ended September 30, 2008, and the $4.43 loss reported for the quarter ended June 30, 2009. The primary driver behind our GAAP loss for the third quarter was the previously announced sale of the residential mortgage portfolio, which generated a $62 million GAAP loss but reduced our outstanding indebtedness by $3.1 billion and generated $15.6 million in cash. This portfolio was not a business driver, but rather a portfolio owned for REIT qualification purposes.

And with that overview of activity, I would like to turn the call over to Jack to review our financial results.

Jack Salmon - RAIT Financial Trust — CFO

Thank you, Scott. I will discuss the financial results for the third quarter by covering three topics—one, our achievements in managing our debt capital; second, how we are monitoring our credit performance; and third, key trends in measuring our financial results.

I’d like to cover first our debt transactions. To highlight the progress we’ve made in deleveraging the Company—our debt-to-equity ratio improved to 3.3 times at September 30, 2009, as compared to 5.4 times at December 31, 2008. Our disposition of the $3.4 billion residential mortgage-backed securities portfolio resulted in a $3.1 billion reduction in debt obligations. Although we recorded a one-time $62 million loss on the sale, we avoided the risk of recurring loan losses, which reduced net income by $96.5 million for the first six months of 2009. At the closing, we received $15.6 million of net cash proceeds, an amount that represented the projected net cash flow for the next nine to 12 months in the portfolio, and we used these proceeds to further reduce our other indebtedness.

During the quarter, we exchanged cash and secured debt of $53 million to retire $98 million of convertible senior notes and $5 million of other securitized debt, thereby recognizing $48 million of gains on cancellation of debt obligations. Now, a key element of the debt exchange was our ability to extend the maturity date on $43 million of the new secured debt to April 2014 that otherwise could have been payable in April 2012. The new debt will generate about $1.4 million in annualized interest savings.

We expect to extend the scheduled maturity dates on all of our bank lines of credit beyond 2009. We are moving towards final documentation on these credit facilities and expect to complete that in the near future. Our total recourse debt obligations are $438 million at September 30, 2009. The scheduled maturities are approximately $49.5 million over the next 12 months, and an additional $2 million during the following 12-month period ending September 30, 2011. As of 9/30/09, there are no bank or secured debt obligations with maturities scheduled between March of 2011 and March of 2014. In April 2012, holders of our convertible senior notes have an option to redeem these obligations, of which $280.4 million is currently outstanding. We are in compliance with all of our loan covenants as of September 30, 2009, and we will continue to focus on ways to further reduce our recourse debt obligations in the future by either repayment, refinancing, repurchases, extensions, or exchanges.

Turning now to the credit performance and our reserves. As of September 30th, $246 million of CRE loans are on non-accrual status, consisting of 35 loans. This represents 15.6% of the CRE loan portfolio. We had an $85.6 million allowance for loan loss reserves, representing approximately 35% coverage of the non-accrual loan balance. During 2009, we have seen slight improvements in our charge-offs on a quarter-to-quarter basis, from $53 million in Quarter 1 to $42 million in Quarter 3. The provision for loan losses has decreased from $61.6 million in Quarter 1 to $27.5 million during the second quarter, and now down to $18.6 million this quarter. Although our total NPLs increased to $246 million at September 30, we have analyzed the potential impairment and determined that the estimated loss exposures are not as severe. We expect to convert several of these loans into owned real estate before year end at valuations based upon these reserve levels, which we believe are adequate under the current conditions.

Turning to our CRE CDOs, we are meeting all the IC and OC tests as of the most recent payment cycle. The most stringent OC test was 119% versus a trigger of 116% in CRE I and 118% versus a trigger of 112% in CRE II. Therefore, we are in compliance with all of those requirements, and all the cash is flowing down to our equity return. In October, we had $77.6 million of cash available in our CRE CDOs against future funding commitments of $37.5 million, leaving approximately $40 million of capital available to fund new loans. In our non-CRE portfolios, there were 14 “other securities” on non-accrual status as of September 30th. These securities are reported on a fair value basis at $17.6 million. Therefore, no reserves are required on these assets.

As Scott mentioned, as of September 30, 2009, we own $645 million of direct investments in 35 real estate projects, mostly of the multi-family type, which comprise 70% of that total. These assets are financed by $605 million of debt instruments that have a weighted average cost of capital of 6.03%. During 2009, we have converted $385 million of CRE loans to investments in real estate, including the four loans that Scott mentioned this quarter. These investments are recorded at fair value at the date of the conversion net of the applicable reserves. The loss severity of our conversions is running approximately 20% on the loans that we have converted, and we’ve factored this into our overall reserve analysis requirements.

Turning to our financial measures, our operating results and other key metrics. Our primary operating performance measures include net income and cash flow from operating activities. Total revenue year to date was $165.5 million versus $189.7 million for the first nine months of 2008, or a decrease of about 13%. However, for the three months ended September 30th, total revenue was $43.6 million, including $21.1 million of net interest margin on our portfolios, rental income of $13.8 million on our owned real estate, and management and advisory fee income of $8.7 million. Now, in order to compare the total revenue for Quarter 3 to the $60.8 million that was generated in Quarter 2, we should adjust for the Quarter 2 items that have been excluded, approximately $18 million of NIM related to assets that have been sold. This would result in an increase on a pro forma basis of total revenue of about 2% on a comparable quarter-to-quarter run basis. Net interest margin of $21.1 million has trended down during 2009 following the disposition of the RMBS and Taberna portfolios, coupled with the effects of non-accrual CRE loans and TruPS securities that were on non-accrual basis. However, the mark-to-market adjustments on our securities portfolio, which are valued at fair value, was a decrease this quarter of $3.8 million compared to $302 million in the third quarter of 2008. This further demonstrates the reduced volatility in our remaining securities investments following the disposition of the four Taberna CDOs at the end of the second quarter.

Given the significant changes in our business, including the sale of the RMBS portfolio, the reductions in our owned Taberna CDOs and the conversions of CRE loans into owned real estate, we have determined that presenting adjusted earnings as a supplemental non-GAAP performance measure is not as meaningful in comparison to GAAP net income (loss). In management’s view, the reduced volatility of non-cash items, such as the mark-to-market fair value changes and other reconciling differences has diminished adjusted earnings, and so it is no longer being presented.

Cash flow from operating activities was $28 million for the third quarter and $74.8 million for the nine months year to date. Our gross cash flow received from our core CRE portfolio represented approximately 70% of the total for the quarter. We have maintained adequate cash availability of $39.9 million at September 30th, which compared to $40.9 million at June 30, 2009, was a decrease of $1 million. Our book value per share was $8.57 at September 30, 2009.

Lastly, I’d like to comment on our REIT taxable income. As disclosed in the press release, we generated $44.8 million of REIT taxable income in the third quarter. The estimated results for the nine months year to date reflect a REIT taxable loss of approximately $26.2 million. Our Board will assess our REIT taxable income for the full year to determine whether to declare any dividends on our common shares for 2009. On October 27th, we declared a fourth quarter preferred stock dividend on all classes of preferred stock. This is payable on December 31, 2009, to holders of record as of December 1, 2009.

And that concludes the financial report. I’ll turn the call back over to Scott.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you, Jack. Grace-Anne, let’s open the call up for questions at this time.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS.) And your first question comes from the line of David Fick of Stifel Nicolaus.

Josh Barber - Stifel Nicolaus — Analyst

Good morning. It’s Josh Barber here with Dave. Jack, I was wondering if you could give us an idea of what adjusted earnings would have looked like if you would still be using that metric, just so we could look at things on a more apples-to-apples basis?

Jack Salmon - RAIT Financial Trust — CFO

Well, as I said, Josh, we aren’t presenting adjusted earnings. I think the reconciliations were presented previously. You could probably do the math yourself and take a look at it. But we’re no longer reporting adjusted earnings.

Josh Barber - Stifel Nicolaus — Analyst

Okay. Can I turn a little bit to your real estate portfolio? I understand that some of those assets are actually still being held in your CDOs. Can you break out how much of these $645 million of your real estate interests are in CDOs and outside of the CDOs? And can you give us how much debt is on each of those, respectively, please?

Jack Salmon - RAIT Financial Trust — CFO

Sure. First of all, the $645 million of assets, which are now real estate hard assets that are on our consolidated balance sheet, you’re right in that some of the financing for those assets is in our CDOs and some of it’s on our balance sheet as well. As I reported, $605 million of total debt is applied against those assets.

Josh Barber - Stifel Nicolaus — Analyst

Okay. And how much of those, of the $645 million, are in CDOs as opposed to being on the balance sheet outside the CDOs with their own mortgage debt?

Jack Salmon - RAIT Financial Trust — CFO

It’s roughly 80/20. I’d have to get a precise number for you, Josh, in terms of assets that are financed internally versus direct on the balance sheet.

Josh Barber - Stifel Nicolaus — Analyst

Okay. All right. Thanks.

Jack Salmon - RAIT Financial Trust — CFO

Thank you.

Operator

And you have no further questions. I will now turn the call back over to Scott Schaeffer for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Well, thank you. Looking forward, we will continue to focus on deleveraging the Company, fully utilizing RAIT’s vertically integrated commercial real estate platform, and managing RAIT’s commercial real estate portfolios to maximize shareholder value. We thank you for your continued interest and patience during this transition period, and I look forward to speaking with you next quarter and hopefully reporting continued improvement in our earnings and positive results from the initiatives that we discussed. And of course, hopefully, we here in Philadelphia will be celebrating another Phillies World Series win. So thank you.

Operator

Thank you for your participation in today’s conference. This concludes the presentation, and you may now disconnect.